UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 20, 2007

FUELCELL ENERGY, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Great Pasture Road, Danbury, Connecticut	06813
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 825-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 7, 2007, FuelCell Energy, Inc. (the “Company”) entered into a certain Securities Purchase Agreement (“Securities Purchase Agreement”), a copy of which is attached as Exhibit 4.1 to this Form 8-K, with POSCO Power, a Korean corporation (“POSCO”). The transactions contemplated by the Securities Purchase Agreement closed and became effective and enforceable on February 20, 2007. Set forth below is a brief description of the material terms of the Securities Purchase Agreement.

Purchase of Shares

On February 20, 2007, POSCO purchased 3,822,630 shares (the “Shares”) of common stock of the Company having an aggregate value of $29,000,000, pursuant to the terms and conditions of the Securities Purchase Agreement. The Company has agreed to use the proceeds received from the sale of the Shares for working capital and other general corporate purposes.

Registration Rights

Pursuant to the Securities Purchase Agreement, the Company has agreed to provide the following registration rights to POSCO or its permitted transferee (“holder”),

(i) the Company shall file no later than September 19, 2007 a registration statement on Form S-3 to register for resale the Shares,

(ii) in the event the registration statement required to be filed pursuant to clause (i) above ceases to become effective or fails to cover all the Shares prior to the expiration of the Registration Period (defined below), the Company shall file an amendment to the registration statement or file a new registration statement upon the request of a holder to cover all the Shares, and

(iii) if, at any time prior to the expiration of the Registration Period (defined below), the registration statement required to be filed pursuant to clause (i) above fails to cover all the Shares and the Company proposes to file a separate registration statement, the Company shall include, at holder’s request, the uncovered Shares in such registration statement.

Failure of the Company to file, obtain and maintain effectiveness of a registration statement, will entitle the holder to receive cash damages in an amount to be calculated for each unregistered Share as set forth in the Securities Purchase Agreement.

The Company is required to keep each registration statement effective pursuant to Rule 415 at all times until the earliest of (i) February 20, 2010; (ii) the date as of which the holder of the Shares may sell all of the Shares covered by such registration statement without restriction pursuant to Rule 144(k) promulgated under the Securities Act (or successor thereto) or (iii) the date on which the holder shall have sold all the Shares covered by such registration statement either pursuant to the registration statement or in one or more transactions in which the holder obtained unlegended certificates representing the Shares so purchased in accordance with applicable securities laws (the “Registration Period”).

The Company has agreed, upon reasonable notice and during normal business hours, to make available for inspection by (i) the holder of the Shares, (ii) any legal counsel representing such holder and (iii) one firm of accountants or other agents retained by such holder, all pertinent financial and other records, and pertinent corporate documents and properties of the Company which are requested for any purpose reasonably related to a holder’s registration rights and/or the Company’s obligations with respect to the holder’s registration rights, subject to obtaining necessary confidentiality obligations of those inspecting the Company’s records.

The Company has agreed to indemnify the holder of the Shares, and the holder has agreed to indemnify the Company, to the fullest extent permitted by law, against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Shares.

The Company has agreed to bear all of the expenses in connection with the registration and sale of the Shares, except for underwriting discounts and commissions.

Lock-Up

POSCO agreed the it will not, for a period of six months following February 20, 2007, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Shares, or any securities convertible into, exchangeable for or that represent the right to receive the Shares, whether now owned or hereinafter acquired, owned directly by POSCO or with respect to which POSCO has beneficial ownership within the rules and regulations of the SEC.

Item 3.02. Unregistered Sales of Equity Securities

The information described above under Item 1.01 is hereby incorporated herein by reference as applicable.

On February 20, 2007, the Company issued an aggregate of 3,822,630 shares of common stock for an aggregate purchase price of $29,000,000, in reliance on the exemption provided by Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act, or Regulation S thereunder. The Company is relying upon the truth and accuracy of, and POSCO’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of POSCO set forth in the Securities Purchase Agreement in order to determine the availability of such exemptions and the eligibility of POSCO to acquire the Shares.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Securities Purchase Agreement dated as of February 7, 2007 by and between FuelCell Energy, Inc. and POSCO Power.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: February 23, 2007	By:	/s/ Joseph G. Mahler
Joseph G. Mahler
Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Securities Purchase Agreement dated as of February 7, 2007 by and between FuelCell Energy, Inc. and POSCO Power.